CONSULTING AGREEMENT


  This consulting agreement (the "Agreement") is entered into by and between MCKINLEY GREENFIELD CAPTIAL CORP. OR ITS ASSIGNEES (the "Consultant"), a British Columbia company with offices at 2250 - 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7, and Global Business Information Directory, Inc. (the "Client"), a Colorado company with offices at 3800-999 3rd Avenue, Seattle, Washington, USA, 98104 to be effective the 15th day of March,1999.

  BACKGROUND AND OBJECTIVES

  The Consultant is an investment banking firm which provides services in the areas of business planning and due diligence, financial structuring and public relations, corporate restructuring, equity and debt financing, merger and acquisition analysis and financing, and international corporate financing.

  The Client desires and the Consultant agrees to "act as agent and financial advisor to the Client as agreed and in accordance with Schedule "A" attached hereto.

  1. SCOPE OF WORK

  1.1 "Consulting" shall mean the description of the work performed by the Consultant. Specific duties are to be agreed from time to time with the Client.

  1.2 The term of this Agreement begins on March 15, 1999 and
  continues through to    March 15, 2000. The compensation shall
  be paid in accordance with the terms set out in Schedule "A" attached hereto. In addition, the Consultant shall be reimbursed for all reasonable out-of-pocket expenses relating to the work performed hereunder.

  2. OWNERSHIP OF INFORMATION AND DISCLOSURE

  2.1 All information, ideas, concepts, improvements, discoveries, test results, data and inventions possessed, acquired or developed by the Client or its subsidiaries or affiliated corporations at any time, as well as all information ideas, concepts, improvements, discoveries, test results, data, and inventions conceived, made, developed or acquired by the Consultant or disclosed or made known to the Consultant, individually or in connection with others, as a result of the position as a Consultant to the Client under this Agreement shall be and remain the sole and exclusive property of the Client or its subsidiary or affiliated corporation, as the case may be.

  2.3 The Consultant agrees to use his best effort and exercise the utmost diligence to protect and safeguard the information, ideas, concepts, improvements, discoveries and inventions of the Client. Under this Agreement, the Consultant shall not, either during the term of this Agreement or thereafter, directly or indirectly, use to his own benefit or the benefit of another, or disclose to another, any such information, ideas, concepts, improvement, discoveries and inventions.

  2.4 Upon termination of this Agreement, or at any other time upon request, the Consultant shall immediately deliver to the Client all documents in its possession embodying any of the Company's information, ideas, concepts, improvements, discoveries and inventions that were delivered to the Consultant by the Company.

  3. TERMINATION

  3.1 Should a breach of any of the terms of this Agreement occur, the offended party may give notice of the breach in writing to the other party. If the breach is not rectified within 30 days after such notice, the offended party may, at its sole option, immediately terminate this Agreement by providing written notice of such termination.

  4. MISCELLANEOUS

  4.1 Notices. Notices, invoices, communications and payments shall be submitted to the offices identified below. Contractual notices and communications hereunder shall be deemed made as of the date of mailing if given by overnight courier service or by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice of communication at the address given below, or such other address as may hereafter be designated by notice in writing.

  If to the Consultant:
                           Mr. Raymond R. Cottrell
                           McKinley Greenfield Capital Corp.
                           2250 - 650 West Georgia Street
                           Vancouver, B.C.  V6B 4N7
                           ph. (604) 688-7585
                           fx. (604) 683-8320

  If to the Client:
                           Mr. Stephen Carmichael
                           Global Business Information Directory, Inc.
                           3800-999 3rd Avenue
                           Seattle, Washington
                           USA 98104
                           ph. (604) 618-4109


  4.2 Relationship of parties.   In the performance of
  all services hereunder, the

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  Consultant, its employees, agents
  and contractors, shall be deemed to be and shall be independent contractors and, as such, the Consultant, its employees, agents and contractors, shall not be entitled to any benefits applicable to employees of the Client. Neither party is authorized or empowered to act for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, and/or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

  4.3 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the British Columbia.

  4.4 Disputes. Should the parties to this Agreement be unable to resolve between themselves any dispute arising from any of the provisions within this Agreement, such party shall have recourse under the law and at equity. In the event that either party commences an action in law or equity to enforce any provision of this Agreement, the losing party shall pay to the prevailing party a reasonable attorney's fee as fixed by a court of competent jurisdiction.

  4.5 Agreement Modification. Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made by mutual agreement and approved in writing by an authorized official of each party.

  4.6 Entire Agreement. This Agreement
  represents the entire understanding between the parties with respect to the subject matter hereof, and supersedes any prior and/or contemporaneous discussions, representations, or agreements, whether written or oral, of the parties regarding this matter.

  4.7 Severability. If any provision(s) of this Agreement shall be held invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  4.8 Modification. This Agreement may be extended, renewed, or otherwise amended at any time by the mutual written consent of the parties.



  IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the day and year first above written.



  MCKINLEY GREENFIELD CAPITAL CORP.         GLOBAL BUSINESS
                                            INFORMATION DIRECTORY, INC.

  /s/ RAYMOND R. COTTRELL                   /s/ STEPHEN CARMICHAEL

  SCHEDULE "A" to the Consulting Agreement dated       , 1999

  Scope of Work:

  Business Consulting The Consultant shall advise the Client in the areas of corporate structuring, organization with consideration to tax matters, public company requirements and responsibilities initial financing, and other general business matters.

  The Consultant will use its best efforts to raise
  US$1,000,000 for the Company (the "initial financing").

  Public Shell The Consultant shall provide the Client with a shell company (the "Shell") suitable for public trading in the USA, initially through the Over-The-Counter Bulletin Board system
  (OTCBB). All costs pertaining to the acquisition and reorganization of the Shell will be initially provided by the Consultant.


  Investor Relations The Consultant will arrange a contract between the Client and investor relations consulting groups (the "IR Consultants") for a minimum of one year. The IR Consultants will handle investor inquiries on behalf of the Client and generally take on the responsibility of the market for the shares of the Client. Investor interest will be generated by advertising in various investor publications and other media. The Consultant will assist in the acquisition of these services and will manage the relationship between the Client and the IR Consultants during this 1 year period.

  Remuneration
  The Company agrees to pay the Consultant a monthly fee of US$10,000.00 in advance to the Consultant beginning with the receipt of the first proceeds of the initial financing.